Exhibit 99.1

Corporate Communications 938 University Park Blvd., Suite 200 Clearfield, Utah 84015

NEWS RELEASE

For Immediate Release

Media Contact	Investor Contact
Amanda Covington	Michael Pici
ph (801) 779-4625	ph (801) 779-4614
media.relations@vistaoutdoor.com	investor.relations@vistaoutdoor.com

Vista Outdoor Board of Directors Approves $200 Million Share Repurchase Program

Clearfield, Utah, Feb. 25, 2015 — Vista Outdoor Inc. (“Vista Outdoor”) (NYSE: VSTO), announced today that the company’s Board of Directors has approved a repurchase program for up to $200 million of the company’s common stock.

“Implementing a share repurchase program following the spin-off of Vista Outdoor affirms our commitment to return value to our shareholders through a balanced capital deployment strategy,” said Mark DeYoung, Vista Outdoor Chairman and Chief Executive Officer. “The company is well positioned early in its operations to have the flexibility to begin repurchasing shares at opportune times.”

The timing, number and value of shares repurchased by Vista Outdoor under the program will be determined by management at its discretion and will depend on a number of factors, including the market price of Vista Outdoor’s stock, Vista Outdoor’s operating results and financial position, alternative investment opportunities, general market and economic conditions, legal and regulatory considerations and compliance with the terms of Vista Outdoor’s senior credit facility. Vista Outdoor’s share repurchase program expires after two years. Repurchases under the program may be executed from time to time in open market transactions at prevailing market prices or in privately negotiated transactions and may be suspended at any time. The program also allows the company to execute repurchases using Rule 10b5-1 trading plans.

About Vista Outdoor Inc.

Vista Outdoor is a leading global designer, manufacturer and marketer in the growing outdoor sports and recreation markets. The company operates in two segments, Shooting Sports and Outdoor Products, and has more than 30 well-recognized brands that provide consumers with a range of performance-driven, high-quality and innovative products in the ammunition, firearms and outdoor accessories categories. Vista Outdoor products are sold at leading retailers and distributors across North America and worldwide. Vista Outdoor is headquartered in Utah and has manufacturing operations and facilities in 10 U.S. States, Puerto Rico, Mexico and Canada along with international sales and sourcing operations in Canada, Europe, Australia, New Zealand and Asia. For news and information visit www.vistaoutdoor.com or follow us on Twitter @VistaOutdoorInc and Facebook at www.facebook.com/vistaoutdoor.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication regarding the Company’s future expectations, beliefs, plans or objectives, including statements regarding the timing, nature and value of shares to be repurchased under the Company’s repurchase program, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  The words ‘believe’, ‘expect’, ‘anticipate’, ‘intend’, ‘aim’, ‘should’ and similar expressions are intended to identify such forward-looking statements. All such forward-looking statements involve estimates and assumptions and are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ materially from those indicated in the forward-looking statements. Among these risks and uncertainties are: the company’s competitive environment; risks associated with the diversification into new markets; assumptions regarding the company’s long-term growth strategy; capital market volatility; and general economic conditions.

Additional information concerning these and other risks that could impact Vista Outdoor, and the statements contained herein, can be found in Vista Outdoor’s filings with the SEC, including Vista Outdoor’s registration statement on Form 10. Vista Outdoor assumes no obligation to update or revise publicly the information in this communication, whether as a result of new information, future events or otherwise, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

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